Exhibit 99.1

Member Audio/Web Conference May 6, 2010

Data set forth in these slides are unaudited. This document contains "forward-looking statements"- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," or "will." Forward looking statements by their nature address matters that are, to different degrees, uncertain. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, general economic conditions (including effects on, among other things, mortgage-backed securities), the Bank's ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements), changes in our membership profile, demand for advances, changes in projected business volumes, business and capital plan adjustments and amendments, regulatory actions or approvals, competitive pressure from alternative member funding sources, government actions and programs in response to the credit crisis, accounting adjustments or requirements, interest-rate volatility, our ability to appropriately manage our cost of funds, the cost-effectiveness of our funding, hedging and asset-liability management activities, and shifts in demand for our products and consolidated obligations. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. The FHLBank Pittsburgh does not undertake to update any forward-looking statements made in this announcement. This document also contains non-GAAP financial information. Specifically, as part of evaluating its performance, the Bank adjusts net income reported in accordance with GAAP for the impact of: (1) Affordable Housing Program and Resolution Funding Corporation assessments; (2) Lehman derivatives related items; and (3) OTTI charges. The result is referred to as core earnings which is not defined in GAAP. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Cautionary Statement Regarding Forward- Looking Information and Adjusted Information

Financial Highlights - First Quarter (in millions)

Core Earnings - First Quarter (in millions)

Issues related to the Bank's PLMBS portfolio have and will continue to impact GAAP net income All PLMBS were rated AAA at time of purchase At March 31, 2010, $3.2 billion par value, or 49% of total PLMBS securities have been other-than-temporarily impaired Only one new OTTI CUSIP in first quarter 2010 with a credit loss of approximately $10 thousand - majority of credit losses in first quarter were on 44 previous OTTI securities No new PLMBS securities have been purchased since late 2007 Paydowns and prepayments have reduced the par value of the PLMBS portfolio by $347 million since December 31, 2009 PLMBS Highlights

Net OTTI Recognized OTTI credit losses are estimates based on collectability of cash flows over the life of the security and are heavily assumption based Credit loss is equal to the difference between amortized cost basis and present value of estimated cash flows 93% of the life-to-date credit losses are from the 2007 and 2006 vintage bonds At March 31, 2010, the noncredit portion of OTTI losses recorded in AOCI was $594 million First quarter 2010 OTTI assumptions remained relatively stable from fourth quarter 2009 (in millions)

PLMBS Portfolio - Fair Value Breakdown (in millions)

PLMBS Portfolio - Ratings and Price PLMBS Portfolio - Ratings and Price

Capital and Risk-Based Requirements (in millions) Fourth quarter 2009 capital classification "adequately capitalized." However, our regulator has expressed concerns regarding our capital position.

Questions?